UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

STAAR SURGICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-3797439
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1911 Walker Avenue Monrovia, California	91016
(Address of Principal Executive Offices)	(Zip Code)

1995 STAAR Surgical Company Consultant Stock Plan
(Full Title of the Plan)

David Bailey
1911 Walker Avenue
Monrovia, California 91016
(Name and Address of Agent for Service)

(626) 303-7902
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock	200,000	$948,000	$4.74	$87.22

(1)
This Registration Statement shall also cover any additional shares of common stock which become issuable under the 1995 STAAR Surgical Company Consultant Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s common stock.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant’s common stock as reported by the Nasdaq National Market on June 4, 2002.

(3)	Calculated pursuant to General Instruction E on Form S-8.

GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 15, 1995 (File No. 33-60241), as amended, is hereby incorporated by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

5.	Opinion regarding legality

23.1	Consent of BDO Seidman LLP

23.2	Consent of Pollet & Richardson (included in Exhibit 5)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on this 7th day of June, 2002.

STAAR SURGICAL COMPANY

By:	/s/
David Bailey, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

/s/	Dated: June 7, 2002
David Bailey, Chief Executive Officer and President

/s/	Dated: June 7, 2002
John Bily, Chief Financial Officer and Chief Accounting Officer

/s/	Dated: June 7, 2002
David Bailey, Director and Chairman

/s/	Dated: June 7, 2002
Peter J. Utrata, Director

/s/	Dated: June 7, 2002
Volker D. Anhaeusser, Director

/s/	Dated: June 7, 2002
John Gilbert, Director

/s/	Dated: June 7, 2002
David Morrison, Director

INDEX TO EXHIBITS

Exhibit Number	Description

5.	Opinion regarding legality

23.1	Consent of BDO Seidman LLP

23.2	Consent of Pollet & Richardson (included in Exhibit 5)